Exhibit 3.37

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “GREEN TREE MH LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE FOURTH DAY OF APRIL, A.D. 2003, AT 4:16 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “CFN MH LLC” TO “GREEN TREE MH LLC”, FILED THE NINETEENTH DAY OF MAY, A.D. 2003, AT 9:48 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “GREEN TREE MH LLC”.

3644775 8100H 131368334	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 0939788 DATE: 12-03-13

You may verify this certificate online

at corp.delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:16 PM 04/04/2003 030226423 — 3644775

CERTIFICATE OF FORMATION

OF

CFN MH LLC

This Certificate of Formation of CFN MH LLC, dated as of April 4, 2003, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.)

FIRST. The name of the limited liability company formed hereby is CFN MH LLC.

SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

Deborah A. Tuchman
Authorized Person

CONSENT TO USE OF NAME

CFN MH Corp., a corporation formed under the laws of the State of Delaware, hereby consents to the formation of CFN MH LLC as a limited liability company under the laws of the State of Delaware.

IN WITNESS WHEREOF, CFN MH Corp. has caused this consent to be executed by its sole incorporator this 4th day of April, 2003.

CFN MH Corp.

By:
Deborah A. Tuchman
Sole Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

CFN MH LLC

Under Section 18-202 of the Delaware

Limited Liability Company Act

This Certificate of Amendment of Certificate of Formation of CFN MH LLC (the “Company”), dated as of May 19, 2003, is being duly executed and filed by the undersigned, as an authorized person, to amend the Certificate of Formation of the Company pursuant to Section 18-202 of the Delaware Limited liability Company Act.

FIRST: The name of the limited liability company is CFN MH LLC.

SECOND: The certificate of formation of the Company, filed with the Secretary of State of the State of Delaware on April 4, 2003, is hereby amended by deleting in its entirety “FIRST. The name of the limited liability company formed hereby is CFN MH LLC.” and substituting in lieu thereof the following:

“FIRST. The name of the limited liability company formed hereby is Green Tree MH LLC.”

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State of Delaware Secretary of State Division of Corporations Delivered 11:35 PM 05/19/2003 FILED 09:48 PM 05/19/2003 SRV 030324740 — 3644775 FILE

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the date first above written.

Randal A. Nardone
Authorized Person